ASSET PURCHASE AGREEMENT
                            ------------------------

             THIS AGREEMENT is made effective this August 31, 2005.

BETWEEN:

     IP - COLO, INC., a company incorporated pursuant to the laws of Texas with an office located at 1800 Boulder Street, Suite 600, Denver, Colorado, 80211;

     (the "Vendor")

                                                              OF THE FIRST PART

AND:
     ZENO INC., a company incorporated pursuant to the laws of Nevada with an office at 220 Decourcy Drive, Gabriola Island, BC, Canada, V0R 1X1;

     (the "Purchaser")

                                                              OF THE SECOND PART
WHEREAS:

A. The Vendor is the owner of a 100% interest in all the assets necessary to conduct its current high-speed Internet and website hosting business, which assets shall include all of the assets disclosed in the Company's financial statements to be provided by the Vendor to the Purchaser prior to the Closing Date (as defined herein) (the "Assets");

B. The Vendor has agreed to sell and the Purchaser has agreed to purchase the Assets upon the following terms and conditions; and

                  NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and mutual agreements and covenants herein contained, the parties hereby covenant and agree as follows:

1.   VENDOR'S REPRESENTATIONS

     The Vendor represents and warrants to the Purchaser now and at the Closing Date that:

         (a) the Vendor collectively has good and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth and to transfer the legal title and beneficial ownership of the Assets to the Purchaser;

         (b) the performance of this Agreement will not be in violation of any of Agreement to which the Vendor is a party and will not give any person or company any right to terminate or cancel any agreement or any right enjoyed by the Vendor and will not result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the Assets;

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         (c)      the Vendor has good and  marketable  title to the Assets,  all
                  of which are free and   clear   of   all liens,  charges   and
                  encumbrances, and all of which Assets are under the control of the Vendor;

         (d) there has been no act of God, damage, destruction, loss, labour disruption or trouble, or other event (whether or not covered by insurance) materially and adversely affecting any of the Assets or the organization, operations, affairs, business, properties, prospects or financial condition or position of the Vendor's business operations;

         (e) the Vendor holds, and shall transfer, where applicable, to the Purchaser at the Closing Date, all permits, licences, registrations and authorizations necessary to own and operate the Assets and carry on their business;

         (f) the Assets constitute all of the rights, assets and properties that are usually and ordinarily used or held for use in connection with or otherwise related to the operation of the Vendor's business;

         (g) the Vendor has not, directly or indirectly, engaged or entered into any transaction or incurred any liability or obligation which might materially and adversely affect any of the Assets or the organization, operations, affairs, business, properties, prospects or financial condition or position of the Vendor's business;

         (h) there is no indebtedness of the Vendor to any person which might, by operation of law or otherwise, now or hereafter constitute or be capable of forming an encumbrance upon any of the Assets and there is no indebtedness of any kind whatsoever relating to the business in respect of which the Purchaser may become liable on or after the Closing Date;

         (i) no action, suit, judgment, investigation, inquiry, assessment, reassessment, litigation, determination or administrative or other proceeding or arbitration before or of any court, arbitrator or governmental authority is in process, or pending or threatened, against or relating to the Vendor' business or any of the Assets and no state of facts exists which could constitute the basis therefor;

         (j) there is no written, verbal or implied agreement, option, understanding or commitment or any right or privilege capable of becoming any of the same, for the purchase from the Vendor of its business or any of the Assets;

         (k) none of the Assets is in any respect infringing the right of any person under or in respect of any patent, design, trade mark, trade name, copyright or other industrial or intellectual property; and

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         (l)      the Vendor doe not have any information or knowledge of
                  any fact relating to the Vendor's business, the Assets or the transactions contemplated hereby which might reasonably be expected to affect, materially and adversely, any of the Assets or the organization, operations, affairs, properties, prospects or financial condition or position of the business.

2.   PURCHASER'S REPRESENTATIONS

                  The Purchaser represents and warrants to the Vendor now and at closing that:

         (a) the Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of Nevada;

         (b) as of the date of this Agreement, the Purchaser's authorized share capital consists of 75,000,000 shares of common stock with a par value of $0.001;

         (c) 5,971,000 shares of common stock are issued and outstanding in the Purchaser's capital as fully paid and non-assessable shares. No other person has any written or verbal agreement or option, understanding or commitment or any right or privilege capable of becoming an agreement for the purchase of securities in the capital of the Purchaser;

         (d) the Purchaser is a reporting issuer in good standing under the laws of the United States and has its securities quoted for trading on the NASD OTC Bulletin Board;

         (e) the Vend-In Shares (as defined below) will, upon issuance, be validly issued, non-assessable and free and clear of all liens, charges and encumbrances;

         (f) the Articles of the Purchaser permit its to carry on its present and intended businesses, including the business currently conducted by the Vendor;

         (g) The corporate records and minute books of the Purchaser contain complete and accurate minutes of all meetings of the
                  directors  and   shareholders  of  the  Purchaser  held  since
                  incorporation;

         (h)      the Purchaser has no knowledge of any:

                    (i) actions, suits, investigations or proceedings against the Purchaser which are in progress, pending or threatened;

                    (ii) outstanding judgments of any kind against the
                         Purchaser; or

                    (iii) occurrences or events which have, or might reasonably be expected to have, a material adverse effect on the Purchaser's intended business; and

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         (i)      There   are   no   outstanding   orders,   judgments,
                  injunctions,  awards or decrees of any  court,  arbitrator  or governmental or regulatory body involving the Purchaser. No suit, action or legal, administrative, arbitration or other proceeding or reasonable basis therefor, or, to the best of the Purchaser's knowledge, no investigation by any governmental agency, pertaining to the Purchaser or its assets is pending or has been threatened against the Purchaser which could adversely affect the financial condition or prospects of the Purchaser or the conduct of the business thereof or any of the Purchaser's assets or materially adversely affect the ability of the Purchaser to consummate the transactions contemplated by this Agreement.

3.   EFFECT OF REPRESENTATIONS

3.1 The representations and warranties of the Vendor and the Purchaser (the "Parties") set out above form a part of this Agreement and are conditions upon which the Parties have relied in entering into this Agreement and shall survive the acquisition of the Assets by the Purchaser.

3.2 The Parties will indemnify and save each other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by it and contained in this Agreement.

4.                PURCHASE AND SALE OF ASSETS

                  The Purchaser hereby agrees to purchase from the Vendor and the Vendor hereby agree to sell to the Purchaser an undivided 100% right, title and interest in and to the Assets in consideration of the Purchaser and delivering to the Vendor at Closing certificates representing 1,612,520 shares of common stock (the "Vend-In Shares") in the capital of the Purchaser registered as follows:

      Name of Shareholder                  Number of Shares

      Robert A. Morrison                      387,005
      Mark Lana                               387,005
      Lougene Baird                           387,005
      Greg Dickey                             161,252
      Robert Masteller                         48,376
      Jeffery Nolan                            48,376
      Brian Gansmann                           48,376
      Berry Reid                               40,313
      Phil Hotaling                            31,010
      Bryan Luman                              16,125
      Dave Beaudoin                            16,125
      Mike Beaudoin                            16,125
      Jeff Kennedy                             32,250
      Scott Annis                               8,062

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5.   CLOSING

                  The sale and purchase of the Assets shall be closed at the office of the Purchaser at 10:00am on the date that is two business days after the Parties has satisfied the condition precedents contained in paragraph 7(b)(ii) or on such other date or at such other place as may be agreed upon by the parties (the "Closing Date" or "Closing"). This Agreement shall be null and void if Closing does not occur by October 31, 2005.

6.   ACTIONS BY THE PARTIES PENDING AND FOLLOWING CLOSING

                  From and after the date hereof and until the Closing Date, the Parties covenant and agree that:

         (a) the Purchaser, and its authorized representatives, shall have full access during normal business hours to all documents of the Vendor relating to the Assets and shall have full access to inspect any of the Assets, and the Vendor shall furnish to the Purchaser or its authorized representatives all information with respect to the Assets as the Purchaser may reasonably request;

         (b) the Vendor, and their authorized representatives, shall have full access during normal business hours to all documents relating to the Purchaser's affairs that the Vendor may reasonably request; and

         (c) the Vendor shall not enter into any material contract or commitment to purchase or sell any interest in the Assets without the prior written consent of the Purchaser.

7.   CONDITIONS PRECEDENT TO THE VENDOR'S OBLIGATIONS

                  Each and every obligation of the Vendor to be performed on the Closing Date shall be subject to the satisfaction by the Closing Date of the following conditions, unless waived in writing by the Vendor:

         (a)      The   representations   and  warranties  made  by  the
                  Purchaser in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made or given by the Closing Date; and

         (b)      The Purchaser shall deliver to the Vendor:

                  (i)      certificates representing the Vend-In Shares;

                  (ii) a copy of resolutions of the Purchaser's Board of Directors authorizing the execution of this Agreement, the acquisition of the Assets, the issuance of the Vend-In Shares and the appointment of two of the Vendor's nominees to the Purchaser's Board of Directors;

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                   (iii)   undated  resignations of the current  members of the
                           Company's Board of Directors, namely Frank McGill and Linda Smith;

                   (iv) draft pro forma financial statements of the Purchaser, in a form acceptable to both Parties and in compliance with the Securities & Exchange
                           Commission's Form 8-K filing requirements;

         (c) The Purchaser completing a forward share split of its common stock such that each currently issued share of common stock will be exchanged for 13 post-split shares;

         (d)      The Purchaser changing its name to HS3 Technologies, Inc.; and

         (e) The Purchaser amending its articles of incorporation to create authorized capital of 10,000,000 shares of preferred stock.

8.   CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS

                  Each and every obligation of the Purchaser to be performed on the Closing Date shall be subject to the satisfaction by the Closing Date of the following conditions, unless waived in writing by the Purchaser:

         (a)      The  representations  and warranties made by the Vendor
                  in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made or given by the Closing Date;

         (b)      The Vendor shall deliver to the Purchaser:

                    (i) a bill of sale evidencing the sale and transfer of title to the Assets from the Vendor to the Purchaser;

                    (ii) a copy of resolutions of the Vendor's Board of
                         Directors authorizing the execution of this Agreement and the sale of the Assets to the Purchaser; and

                    (iii) financial statements of the Vendor including, without limitation, a balance sheet with the recorded value of the Assets stated.

9.   FURTHER ASSURANCES

                  The parties hereto covenant and agree to do such further acts and execute and deliver all such further deeds and documents as shall be reasonably required in order to fully perform and carry out the terms and intent of this Agreement.

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10.  ENTIRE AGREEMENT

                  This Agreement constitutes the entire agreement to date between the parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the parties with respect to the subject of this Agreement.

11.  TIME OF ESSENCE

                  Time shall be of the essence of this Agreement.

12.  TITLES

                  The titles to the respective sections hereof shall not be deemed a part of this Agreement but shall be regarded as having been used for convenience only.

13.  SEVERABILITY

                  If any one or more of the provisions contained herein should be invalid, illegal or unenforceable in any respect in any jurisdictions, the validity, legality and enforceability of such provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

14.  APPLICABLE LAW

                  The situs of the Agreement is Denver, Colorado, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with laws prevailing in the State of Colorado. The parties agree to attorn to the jurisdiction of the Courts of the State of Colorado.

15.  ENUREMENT

                  This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

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                  IN WITNESS  WHEREOF this Agreement has been executed as of the day and year first above written.

IP - COLO, INC.

per:     /s/ Mark Lana
-----------------------
Authorized Signatory


ZENO INC.

per:     /s/ Frank McGill
--------------------------
Authorized Signatory